Consent of Independent Accountants



To the Board of Directors
The Hennessy Funds Inc.:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                      /s/ KPMG LLP


October 24, 2003